SCORES HOLDING COMPANY, INC.

535 West 27th Street

New York, NY 10001

December 9, 2013

Scores Licensing Corp.

617 11th Avenue

New York, NY 10036

Attn: Mr. Howard Rosenbluth

Re: License of Trademarks

Dear Mr. Rosenbluth:

The undersigned, Scores Holding Company, Inc. (“Owner”), owns all of the trademarks, including all trademark rights, registrations and applications associated therewith and other intellectual property rights relating thereto as identified on Schedule A attached hereto, which may be amended from time to time by Owner (collectively, the “Marks”). Owner is willing to grant to Scores Licensing Corp. (“Licensee”) a license in, to and under the Marks, on and subject to the following terms and conditions (this “Agreement”):

1.          Owner hereby grants to Licensee an exclusive worldwide license, subject to any pre-existing licenses as of the date of this Agreement, during the “Term,” as defined below, to advertise and provide the services and manufacture, market, promote, advertise, distribute and sell goods under the Marks and in the International Classes as identified on Schedule A, and for all services and products as may be determined and approved by Owner in writing from time to time, including without limitation, those services provided or goods sold by all entities related to Owner (collectively, “Services” or “Products”). This grant of license includes the right to issue sublicenses to third parties (“Sublicensees”), subject to the prior approval by Owner of each Sublicensee and of all of the terms and conditions of each sublicense agreement (“Sublicense Agreement”), such approval not to be unreasonably withheld. Expressly approved hereunder are sublicenses to entities in common ownership with or control by Owner or its majority shareholder(s).

2.           Licensee shall provide copies of all signed and executed Sublicense Agreements to Owner promptly after execution thereof, upon Owner’s request. Licensee shall be responsible to monitor the quality of all Services and Products consistent with this Agreement, negotiate Sublicense Agreements in accordance with Owner’s approval, oversee payments from Sublicensees and ensure that Sublicensees maintain records of all sales and other activities under the Sublicense Agreements, shall request and conduct audits as needed, ensure performance of all obligations by all Sublicensees, and engage in other such activities with Sublicensees relative to this Agreement as appropriate and/or requested by Owner, in order to maximize generation of revenue from the exploitation of the rights granted herein and to maintain the quality of the Services and Products and the protection of the Marks.

3.          Licensee shall, itself or through Sublicensees, use commercially reasonable efforts to promote, advertise and offer the Services and to manufacture, market, promote, advertise, distribute and sell the Products and under the Marks.

4.          Licensee shall at all times, and shall ensure that Sublicensees shall at all times, promote, advertise and offer the Services and manufacture, market, promote, advertise and sell the Products and otherwise use the Marks, in a manner which is consistent with or better than comparable brands, subject to Owner’s absolute approval. All Services promoted, advertised and offered and all Products manufactured, marketed, promoted, advertised, distributed and/or sold in association with the Marks and shall be of a quality consistent with the foregoing. Such standard shall be included as a condition in each Sublicense Agreement. In addition, each Sublicense Agreement shall contain a provision that, at its request at any time and from time to time, Licensee and/or Owner shall have the right to inspect the establishments, retail facilities, manufacturing facilities, storage facilities, and any other facilities maintained and used by Sublicensees and shall have the right to approve of all Products and related packaging and all promotional, marketing, and advertising materials prior to any Services or Products being offered for sale or sold, and after sales of the Services and/or the Products have commenced. Further, Owner shall have the right to periodically check the quality of all Services and Products and related packaging and all promotional, marketing, and advertising materials to be certain that the quality is uniform and consistent with the foregoing, and to establish a reasonable method for providing for such quality enforcement and approval with which Licensee and each Sublicensee shall comply in all material respects.

5.          Licensee acknowledges Owner’s exclusive right, title and interest in and to the Marks and any related trade dress used on the packaging for all Products and any marketing, advertising or promotional materials used in connection with the Services or Products. All and/or any use of the Marks and trade dress and the goodwill associated therewith, including but not limited to, the offering of Services and sale of Products by Licensee, either directly or through Sublicensees, shall inure to the benefit of Owner for trademark purposes.

6.          Licensee shall take no action to damage or to interfere with the rights and ownership of Owner with respect to the Marks, and shall cooperate with Owner in all reasonable respects in all registration, maintenance, defense and/or enforcement efforts. In addition, Sublicense Agreements shall contain a similar provision that Sublicensee shall not interfere with Owner’s ownership of the Marks and shall cooperate with Owner in all reasonable respects regarding the Marks. Each Sublicense Agreement shall contain the provision that should a Sublicensee violate any of the terms and conditions relating to the use of the Marks as provided thereunder, Owner shall have the coextensive right to proceed directly against such Sublicensee to enforce all rights in and relating to the Marks and to obtain immediate injunctive relief in addition to any other remedies available to Owner.

7.          Licensee, if a direct provider of Services or seller of Products, shall pay Owner a royalty to be determined by Owner from time to time, upon reasonable notice, to be calculated as a percentage of all of its “Net Revenue,” e.g., the total revenue received in connection with the Services provided, less any approved discounts and/or deductions or such other payment arrangement, such as a fixed flat fee, as Owner may determine from time to time. Licensee may also pay to Owner a percentage, to be determined by Owner from time to time, upon reasonable notice to Licensee, of all royalties received by Licensee under Sublicense Agreements. In the event that Owner makes a change in the royalty or percentage as aforesaid, Owner shall provide Licensee with reasonable notice before the same becomes effective, and Licensee shall have the right to terminate this Agreement within thirty (30) days notice thereafter, provided, however, that no such change shall be effective as to any Sublicense Agreement then outstanding as to which the royalties payable by Licensee shall remain unchanged for the duration of the term or terms thereof, including all extensions exercised by the respective Sublicensees. Royalties and percentage payments are to be paid by Licensee within thirty (30) days after the end of the quarter in which such royalties or other payments are received from Sublicensees. Owner reserves the right to charge interest for late payments and to impose the costs of collection, including attorneys’ fees, on Licensee if it fails to pay on time.

8.          Licensee shall keep accurate and complete books and records, which Owner shall have the right to examine on ten (10) days’ notice. Licensee shall provide Owner with monthly statements of its Net Revenue showing gross revenue amounts and discounts offered and taken, and all royalties received under Sublicense Agreements. The statements shall be certified as accurate by an officer and shall include copies of statements received from Sublicensees. Sublicensee shall be correspondingly required to follow similar obligations; provided, further, that the right to examine Sublicensee’s books and records shall inure as well directly to Owner.

9.          The term of this Agreement (the “Term”) shall be for one (1) fiscal year commencing as of the date first written above and shall automatically renew for consecutive one (1) fiscal year terms unless either party provides at least thirty (30) days notice to the other party of its intention to terminate this Agreement. If such notice to terminate is given, the parties may in good faith negotiate a sell-off period to allow Licensee to liquidate any inventory it may have for a limited period not to exceed three (3) additional months, provided it does nothing to damage the Marks during such period and is otherwise in conformance with its obligations under this Agreement. Net Revenues during such sell-off period shall require royalties to be paid by Licensee as otherwise payable during the Term.

10.         In the event of a termination of this Agreement at any time and for any reason, and without limiting the provisions of Paragraph 7 hereof, the unexpired term of each Sublicense Agreement shall continue to be honored, if possible. For each Sublicense Agreement that continues to be honored, Owner shall be deemed a permitted successor and the sublicensor thereunder for all purposes through the end of the respective term(s), and Licensee shall have no further rights thereunder or interest therein.

11.         All Products, labels, packaging, advertising and other uses of the Marks must contain “™” or ® and/or other appropriate legends as requested or directed by Owner from time to time, and in the forms approved by Owner. Licensee and each Sublicensee shall comply with all foreign, federal, state, county, municipal or other statutes, laws, orders and regulations of any governmental or quasi-governmental entity applicable to the manufacturing, distribution, promotion, marketing, advertising, offering for sale and sale of Products and Services, including obtaining all necessary governmental licenses. In addition, Licensee and each Sublicensee shall comply with any brand guidelines, marketing guidelines and ethical standards adopted or approved from time to time by Owner.

12.         Licensee shall defend, indemnify and hold harmless Owner for all of its actions, including product liability. It shall, upon request from Owner, obtain and maintain general comprehensive as well as product liability insurance with coverage under each policy of at least $3,000,000.00, and in such event shall include Owner as an additional insured. Such insurance shall be maintained at Licensee’s cost throughout the Term, and Licensee shall provide Owner with a certificate evidencing this coverage at any time upon request by Owner. Owner may accept coverage by each Sublicensee if Licensee is not engaged directly in the offering of Services or manufacture of Products.

13.         Notwithstanding anything herein contained to the contrary, Owner may terminate this Agreement and the rights licensed hereunder immediately upon written notice to Licensee, in the event that Licensee:

13.01       ceases to engage in the business of offering the Services or selling the Products in the ordinary course of its business, or there is no Sublicensee then offering the Services or selling the Products;

13.02       violates this Agreement in any manner as to the quality of the Services or Products, the unauthorized use of the Marks, the distribution or sale of unapproved Products, the offering of unapproved Services, grants a sublicense without obtaining prior approval from Owner or fails to terminate a Sublicense Agreement if the Sublicensee is in breach thereunder, and in each such event there shall be no right on the part of Licensee to cure;

13.03       notifies Owner of its desire to relinquish the license granted herein or its inability to meet its obligations hereunder;

13.04      engages in any conduct that in the subjective judgment of Owner is inconsistent with the spirit and conditions of this Agreement, and there shall be no right on the part of Licensee to cure;

13.05      breaches any other material provision hereof and fails to cure the same within thirty (30) days after notice thereof; or

13.06      has a material change in ownership or control.

14.         Upon termination of this Agreement, all rights conveyed herein shall terminate including Licensee’s rights to use and sublicense the Marks and shall revert to Owner, subject to any specific post-termination sales rights provided herein. Any and all royalties from Licensee and percentages from Sublicensees shall become immediately due and payable, with the exception of Sublicense Agreements which continue pursuant to Paragraph 10.

15.         Notices are to be in writing, delivered by hand, or sent by prepaid overnight courier, to the address set forth above for the party for which it is intended or such other address as designated by notice hereunder.

16.         This is the entire Agreement between the parties as to its subject matter; it shall bind and inure to the benefit of successors and assigns. It may be amended or discharged only by further writing, signed by the party to be charged. New York law shall govern, and the parties consent to the resolution of all disputes exclusively in the Federal or State Courts located in the State and County of New York. The prevailing party in any proceeding shall be entitled to recover its attorneys’ fees relating to any breach alleged hereunder. Without limitation, Owner shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, to prevent violation by Licensee or any Sublicensee of any obligations hereunder relating to the use of the Marks.

Countersignature below will constitute this a binding agreement as of the date above written.

Very truly yours,

SCORES HOLDING COMPANY, INC.

By:	/s/ Robert Gans

Name:	Robert Gans

Title:	CEO

ACCEPTED AND AGREED:

SCORES LICENSING CORP.

By:	/s/ Howard Rosenbluth

Name:	Howard Rosenbluth

Title:	CFO

SCHEDULE A

TRADEMARKS

EUROPEAN COMMUNITY

SCORES® trademark, Registration No. 010994994

International Classes: 25, 41, 43

UNITED STATES

® trademark, U.S. Registration No. 1,830,135

International Classes: 6, 41, 42

® trademark, U.S. Registration No. 1,830,405

International Classes: 25, 41, 42

® trademark, U.S. Registration No. 1,855,829

International Classes: 25, 41, 42

SCORES NEW YORK and DesignTM trademark, U.S. Serial No. 85/380,043

International Classes: 41, 43

SCORES NEW YORK and DesignTM trademark, U.S. Serial No. 85/380,087

International Classes: 41, 43

SCORES ENTERTAINMENTTM trademark, U.S. Serial No. 85/380,132

International Class: 16

SCORES STRIPPER WARSTM trademark, U.S. Serial No. 85/446,328

International Class: 41

SCORES STORETM trademark, U.S. Serial No. 85/504,187

International Class: 35

SCORES ATLANTIC CITYTM trademark, U.S. Serial No. 85/604,040

International Classes: 41, 43

SCORES BOYSTM trademark, U.S. Serial No. 85/754,885

International Classes: 41, 43

THE SPREADTM trademark, U.S. Serial No. 86/008,963

International Class: 41

BLUE VELVET THEATERTM trademark, U.S. Serial No. 86/008,737

International Class: 41

THE BLACK BOX CABARETTM trademark, U.S. Serial No. 86/008,567

International Class: 41

THE REAL MEN OF SCORESTM trademark, U.S. Serial No. 85/905,856

International Classes: 41, 43

TM trademark, U.S. Serial No. 85/380,087

International Classes: 41, 43

TM trademark, U.S. Serial No. 85/380,043

International Classes: 41, 43

THE LIBERTINE ROOMTM trademark, U.S. Serial No. 85/971,570

International Class: 41

THE DISTRIKTTM trademark, U.S. Serial No. 85/971,551

International Class: 41

THE ELECTRIC FANTASY CLUBTM trademark, U.S. Serial No. 85/971,481

International Class: 41

THE DECK AT SCORESTM trademark, U.S. Serial No. 85/966,770

International Class: 41

SCORES COLLECTIONTM trademark, U.S. Serial No. 85/965,064

International Class: 35

SCORES LOUNGETM trademark, U.S. Serial No. 86/098,243

International Class: 41

SCORES BAR & GRILLTM trademark, U.S. Serial No. 86/098207

International Class: 41

SCORES BURGER & BREWTM trademark, U.S. Serial No. 86/098,109

International Class: 41

SCORES PUBSTM trademark, U.S. Serial No. 86/098,036

International Class: 41

DIAMOND DOLLARSTM trademark

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